Exhibit 99.3
Nextdoor Announces Indrajit Ponnambalam as Chief Financial Officer
Former Match Group executive joins Nextdoor to lead the company's finance organization and guide its strategy for sustained growth and profitability

SAN FRANCISCO, CA, November 5, 2025 — Nextdoor Holdings, Inc. (NYSE: NXDR), the essential neighborhood network, today announced the appointment of Indrajit Ponnambalam as Chief Financial Officer, effective December 1, 2025. He will report to Nextdoor Co-Founder and Chief Executive Officer Nirav Tolia. Ponnambalam will lead all aspects of Nextdoor's finance organization, including financial planning and analysis, accounting, internal audit, tax, treasury, and investor relations.

Ponnambalam brings more than 20 years of financial leadership experience across high-growth technology, media, and consumer platforms. Most recently, he served as Chief Financial Officer at Premion, an industry-leading connected TV advertising platform serving regional and local advertisers. Previously, he spent five years at Match Group in senior finance leadership roles, including Chief Administrative Officer and SVP of Finance, helping scale its global portfolio and support the company’s growth as a public company. Earlier in his career, Ponnambalam held finance roles at Time Warner Cable and AOL. Ponnambalam holds a B.S. in Finance and Accounting from Georgetown University and an M.B.A. from the University of North Carolina at Chapel Hill.

“We are thrilled to welcome Indrajit to Nextdoor,” said Nirav Tolia, Co-Founder and Chief Executive Officer at Nextdoor. “His deep financial expertise and proven leadership at scaled consumer technology companies make him an exceptional addition to our executive team. He brings both a disciplined financial approach and a deep appreciation for the power of local community.”

“I'm honored to join Nextdoor at such a pivotal moment in the company's journey,” said Indrajit Ponnambalam. “Nextdoor has built a unique and trusted platform that strengthens the fabric of local communities around the world. I'm excited to partner with this talented team to drive sustainable growth, operational excellence, and long-term value creation.”

For more information on Nextdoor's financial performance, please visit investors.nextdoor.com.

To learn more about Nextdoor, visit nextdoor.com/newsroom.

About Nextdoor

Nextdoor is the essential neighborhood network for over 100 million verified neighbors, offering trusted local news, real-time safety alerts, neighbor recommendations, for sale and free listings, and events. Nextdoor connects neighbors to the people, places, and information that matter most in their local communities. In addition, businesses, news publishers, and public agencies use Nextdoor to share important information and engage with neighbors at scale. Download the app or join the neighborhood at nextdoor.com. For more information and media assets, visit nextdoor.com/newsroom.
Safe Harbor Statement

This press release contains forward-looking statements regarding our future business expectations. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, as more fully detailed under the caption "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the Securities and Exchange Commission (“SEC”) on November 5, 2025, and our other SEC filings, which are available on the Investor Relations page of our website at investors.nextdoor.com and on the SEC’s website at www.sec.gov. All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on the forward-looking statements in this press release.

Contacts

Investor Relations:
John T. Williams
jwilliams@nextdoor.com
ir@nextdoor.com
or visit investors.nextdoor.com

Media Relations:

Kelsey Grady
press@nextdoor.com